SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 22, 2003
--------------------------------------------------------------------------------
                                 Date of Report


                            O'REILLY AUTOMOTIVE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Missouri                                          44-0618012
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                                233 S. Patterson
                              Springfield, Mo 65802
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               (Address of principal executive offices) (Zip Code)

                                  (417)862-6708
--------------------------------------------------------------------------------
               Registrant's telephone number, including area code




Item 9. Regulation FD Disclosure/Results of Operations and Financial Condition O'Reilly Automotive, Inc. announced on April 22, 2003 its first quarter 2003 results. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           O'REILLY AUTOMOTIVE, INC.


/s/ James R. Batten
----------------------------------
James R. Batten
Vice President of Finance
Chief Financial Officer and Treasurer
(principal financial officer)

April 23, 2003

                                  EXHIBIT INDEX
99.1 Press Release dated April 22, 2003

FOR IMMEDIATE RELEASE

For further information contact:                                David O'Reilly
                                                                James R. Batten
                                                                (417) 862-3333
--------------------------------------------------------------------------------

         O'REILLY AUTOMOTIVE REPORTS COMPARABLE STORE SALES OF 6.2% AND
                    RECORD FIRST QUARTER SALES AND EARNINGS
--------------------------------------------------------------------------------

Springfield, MO, April 22, 2003 -- O'Reilly Automotive, Inc. ("O'Reilly" or "the Company") (Nasdaq: ORLY) today announced record revenues and earnings for the first quarter of 2003, representing 38 quarters of record revenues and earnings for O'Reilly since becoming a public company in April 1993.

Net income for the first quarter ended March 31, 2003, totaled $19.7 million, up 18.5% from $16.6 million for the same period in 2002. Diluted earnings per common share for the first quarter of 2003 increased 19.4% to $0.37 on 53.8 million shares compared to $0.31 for the first quarter of 2002 on 53.6 million shares. Product sales for the three months ended March 31, 2003, totaled $339.5 million, up 14.9% from $295.5 million for the same period a year ago. Gross profit for the first quarter of 2003 increased to $140.9 million (or 41.5% of product sales) from $126.0 million (or 42.7% of product sales) for the first quarter of 2002, representing an increase of 11.8%. Operating, Selling, General and Administrative ("OSG&A") expenses increased to $107.6 million (or 31.7% of product sales) for the first quarter 2003 from $97.4 million (or 33.0% of product sales) for the first quarter 2002.

Comparable store product sales for stores open at least one year increased 6.2% and 3.6% for the first quarter of 2003 and 2002, respectively.

David O'Reilly, co-chairman and chief executive officer, stated, "We are pleased with the 6.2% comparable store sales and the financial results for the quarter despite the uncertainties in the economy. Our company-wide cost control initiatives resulted in a 130 basis point drop in OSG&A expenses as a percent of product sales for the first quarter 2003 compared to 2002. Additionally, we generated $25.2 million in free cash flow [cash provided by operating activities less capital expenditures] in the first quarter of 2003."

Ted Wise, co-president, stated, "We opened 30 new stores and completed five relocations and four renovations this quarter. We expect to open a total of 130 new stores this year, approximately 60-70% of which will be in our southeastern markets."

The Company will host a conference call Wednesday, April 23, 2003, at 10:00 a.m. central time to discuss its results as well as future expectations. The call will be available by webcast at www.oreillyauto.com, www.vcall.com or www.streetevents.com. Investors may listen to the conference call live on the Company Web site, www.oreillyauto.com, by clicking "Investor Information," then "Conference Calls." A replay will also be available on the Web site shortly after the call.

O'Reilly Automotive is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 1,011 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, North Carolina, Oklahoma, Tennessee and Texas as of March 31, 2003.

The Company claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described in these forward-looking statements. Please refer to the Risk Factors sections of the company's Form 10-K for the year ended December 31, 2002, for more details. O'Reilly Automotive is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    March 31,       December 31,
                                                      2003              2002
                                             ---------------     ---------------
                                               (Unaudited)           (Note)
                                                          In thousands
Assets
Current assets:
   Cash                                         $    19,744              29,333
   Accounts receivable, net                          51,644              45,421
   Amounts receivable from vendors                   47,684              42,918
   Inventory                                        502,506             504,098
   Deferred income taxes                                 --               5,040
   Other current assets                               5,014               4,235
                                             ---------------     ---------------
         Total current assets                       626,592             631,045

Property and equipment, at cost                     523,440             491,523
Accumulated depreciation and amortization           147,788             137,922
                                             ---------------     ---------------
         Net property and equipment                 375,652             353,601

Notes receivable                                      1,861               1,880
Other assets                                         24,558              22,893
                                             ---------------     ---------------
Total assets                                    $ 1,028,663         $ 1,009,419
                                             ===============     ===============


Liabilities and shareholders' equity
Current liabilities:
   Income taxes payable                         $    10,998         $     9,798
   Accounts payable                                 112,552              85,370
   Accrued payroll                                   13,142              15,257
   Accrued benefits and withholdings                 18,954              19,165
   Current deferred income taxes                        554                  --
   Other current liabilities                         18,869              17,150
   Current portion of long-term debt                    578                 682
                                             ---------------     ---------------
          Total current liabilities                 175,647             147,422

Long-term debt, less current portion                155,371             190,470
Deferred income taxes                                17,348              15,939
Other liabilities                                     7,187               5,064
Shareholders' equity:
   Common stock, $0.01 par value:
      Authorized shares - 90,000,000
      Issued and outstanding shares -
       53,494,797 at March 31, 2003,
       and 53,371,242 at December 31, 2002              535                 534
   Additional paid-in capital                       271,887             269,030
   Retained earnings                                400,688             380,960
                                             ---------------     ---------------
Total shareholders' equity                          673,110             650,524
                                             ---------------     ---------------
Total liabilities and shareholders' equity      $ 1,028,663         $ 1,009,419


Note: The balance sheet at December 31, 2002, has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                         Three Months Ended
                                                               March 31,
                                                     --------------------------
                                                        2003             2002
                                                     -----------    -----------
                                                       (Numbers in thousands,
                                                        except per share data)


Product sales                                         $ 339,475       $ 295,489

Cost of goods sold, including warehouse
    and distribution expenses                           198,529         169,461
                                                     ----------      ----------
Gross profit                                            140,946         126,028

Operating, selling, general and
    administrative expenses                             107,605          97,390
                                                     ----------      ----------
Operating income                                         33,341          28,638
Other expense, net                                       (1,763)         (1,871)
                                                     ----------      ----------
Income before income taxes                               31,578          26,767

Provision for income taxes                               11,850          10,125
                                                     ----------      ----------
Net income                                            $  19,728       $  16,642
                                                     ==========      ==========
Net income per common share                           $    0.37       $    0.31
                                                     ==========      ==========
Net income per common share - assuming dilution       $    0.37       $    0.31
                                                     ==========      ==========
Weighted average common shares outstanding               53,402          52,884
                                                     ==========      ==========
Adjusted weighted average common shares
    outstanding - assuming dilution                      53,753          53,607
                                                     ==========      ==========

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)


                                                          Three Months Ended
                                                               March 31,
                                                          2003         2002
                                                       -----------  -----------
Inventory turnover (1)                                        1.6          1.6
Inventory turnover, net of payables (2)                       2.0          1.9

AP to Inventory                                              22.4%        15.7%
Debt-to-capital                                              18.8%        23.8%
Return on equity                                             13.6%        13.4%
Return on assets                                              8.9%         8.7%

Total employment                                           14,563       13,251

Miscellaneous (in thousands):
  Capital Expenditures                                  $  32,189     $  21,428
  Depreciation & Amortization                           $  10,381     $   8,484
  Interest Expense                                      $   2,287     $   2,437
  Lease & Rental Expense                                $   8,367     $   8,305

Store count:
  New stores, net                                              30            24
  Total stores                                              1,011           899

Square footage (in thousands)                               6,835         6,046

Sales per weighted average square foot                  $   48.78     $   48.07

Sales per weighted average store (in thousands)         $     329     $    323


(1) Inventory turnover is calculated as cost of sales for the last 12 months divided by the average of beginning and ending inventory.

(2) Inventory turnover, net of payables is calculated as cost of sales divided by the average of beginning and ending inventory less accounts payable.